U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 17, 2006


                               ARADYME CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                       000-50038             33-0619254
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)


                 1255 North Research Way,
                      Building Q3500
                        Orem, Utah                            84097
         ----------------------------------------           ----------
         (Address of principal executive offices)           (Zip code)


                                  801-705-5000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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             ITEM 1.01--ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On April 17, 2006, Aradyme Corporation revised and restated the terms of an investment agreement with Eagle Rock Capital, LLC, an affiliate of Merwin
D. Rasmussen, a director and corporate secretary of Aradyme. On the date of the original agreement, December 12, 2005, the closing sales price of Aradyme's common stock was $0.37 per share. On April 17, 2006, the closing sales price of Aradyme's common stock was $0.28 per share.

         Under the revised and restated agreement, Aradyme has agreed to sell to Eagle Rock Capital, in a series of tranches, up to 15,000,000 shares of common stock at $0.20 per share and warrants to purchase up to an additional 18,750,000 shares of common stock with exercise prices of $0.40 per share. The warrant to purchase 5,000,000 shares issued December 12, 2005, has been canceled and replaced with a warrant to purchase 5,000,000 shares under the revised and restated agreement. All of the warrants are exercisable any time on or after December 12, 2006, and expire on December 12, 2011. If all of the tranches are fully funded, Aradyme will receive $3,000,000 without regard to any additional amounts that would be received if any of the warrants are exercised.

         The revised and restated agreements obligate Aradyme to file a registration statement with the Securities and Exchange Commission within 30 days after Aradyme's certificate of incorporation is amended to increase its capitalization from 50,000,000 shares of common stock to 100,000,000 shares of common stock. The registration statement will register the resale of both the shares of common stock and the shares of common stock issuable upon the exercise of the warrants acquired under the revised and restated agreement as well as certain other shares designated by Eagle Rock Capital.

         The revised and restated agreement also provides Eagle Rock Capital with a right of first refusal to provide additional equity financing for a period of 18 months after the closing date.


               ITEM 3.02--UNREGISTERED SALES OF EQUITY SECURITIES.

         The information provided in Item 1.01 above is incorporated herein by reference.

         On April 17, 2006, Aradyme revised and restated its agreement and agreed to issue up to 15,000,000 shares of common stock and warrants to purchase an additional 18,750,000 shares of common stock to one accredited investor. The purchaser was an affiliate of one of Aradyme's directors and negotiated the terms of the transaction directly with Aradyme's executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with such transaction, and no underwriter participated. The purchaser acknowledged, in writing, the receipt of restricted securities and consented to a legend on the certificate issued and stop-transfer instructions with the transfer agent. This transaction was effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering.

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

                  ITEM 9.01--FINANCIAL STATEMENTS AND EXHIBITS

         The following are exhibits to this report:

   Exhibit
   Number                     Title of Document                      Location

     10         Material Contracts
--------------  ---------------------------------------------------  -----------
    10.29       Revised and Restated Stock Purchase Agreement        This filing
                between Aradyme Corporation and Eagle Rock Capital,
                LLC, dated April 17, 2006
    10.30       Revised and Restated Registration Rights Agreement   This filing
                between Aradyme Corporation and Eagle Rock Capital,
                LLC, dated April 17, 2006
    10.31       Form of Warrant To Purchase Shares of Common Stock   This filing
                (to be issued pursuant to Revised and Restated Stock
                Purchase Agreement between Aradyme Corporation and
                Eagle Rock Capital, LLC, effective December 12, 2005)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ARADYME CORPORATION
                                                  Registrant


Dated: April 17, 2006                             By:  /s/ James R. Spencer
                                                     -------------------------
                                                     James R. Spencer,
                                                     Chief Executive Officer

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